Exhibit 99.1

Medidata Reports Record First Quarter 2017 Results

  Record revenue of $126.8 million, representing 22% year-over-year growth
  GAAP net income of $9.5 million, or $0.16 per diluted share, up 108% year-over-year
  Cash flow from operations of $22.5 million, representing 63% year-over-year growth

NEW YORK--(BUSINESS WIRE)--April 26, 2017--Medidata (NASDAQ:MDSO), the leading global provider of cloud-based technology and data analytics for clinical research, today announced its financial results for the first quarter of 2017.

“We had a record start to the year financially and operationally, as adoption of Medidata’s platform and services continue to accelerate,” said Tarek Sherif, Medidata’s chairman and chief executive officer. “Business results and ROI matter when developing drugs, and that’s driving our consistently strong sales. The Medidata Clinical Cloud® is the industry's most intelligent, integrated cloud-based platform, powered by unmatched data analytics capabilities—helping drive accelerated trials, lower costs and better connectivity to our most important audience, the patient.”

First Quarter 2017 Results

  Total revenue for the first quarter of 2017 was $126.8 million, an increase of $22.6 million, or 22%, compared with $104.2 million in the first quarter of 2016. Subscription revenue was $107.1 million, an increase of $17.1 million, or 19%, compared with the same period last year.
  Professional services revenue for the first quarter of 2017 was $19.8 million, an increase of $5.5 million, or 38%, compared with $14.3 million in the first quarter of 2016.
  GAAP operating income for the quarter was $12.2 million, up 83%, compared with $6.6 million in the first quarter of 2016. Non-GAAP operating income1 for the first quarter of 2017 increased to $27.0 million, up 34%, compared with $20.1 million a year ago.
  GAAP net income for the first quarter of 2017 was $9.5 million, or $0.16 per diluted share, up 108%, compared with $4.6 million, or $0.08 per diluted share, in the first quarter of 2016. Adjusted non-GAAP net income1 for the first quarter of 2017 was $18.2 million, or $0.31 per diluted share, up 42%, compared with $12.8 million, or $0.23 per diluted share, in the first quarter of 2016. See the non-GAAP reconciliation included in this release for full details of the non-GAAP adjustments.
  Cash flow from operations was $22.5 million in the first quarter of 2017, an increase of $8.7 million, or 63%, compared with $13.8 million a year ago.
  Total cash, cash equivalents and marketable securities were $513.4 million at the end of the first quarter, compared with $515.2 million on December 31, 2016.

Additional Highlights

  Remaining adjusted subscription backlog2 as of March 31, 2017 was $319 million, an increase of $56 million, or 21%, compared with $263 million a year ago.
  Medidata’s strategic monitoring and data analytics applications, powered by machine learning algorithms, are driving increased adoption of the Medidata Clinical Cloud®. UCB selected the Medidata Clinical Cloud® as its enterprise technology platform. The global biopharmaceutical company will utilize Medidata’s data management and targeted monitoring capabilities with the goal of improving clinical data quality and speeding innovation. Also during the first quarter, an existing Medidata customer, a top 25 global pharmaceutical company, expanded its adoption of the Medidata Clinical Cloud®; renewing its use of Medidata Rave® and Medidata Coder® and adding Medidata’s strategic monitoring solutions, Medidata CSA (Centralized Statistical Analytics) and Medidata TSDV (Targeted Source Document Verification), to enhance data quality across its global drug development programs.
  Shortly after the close of Q1, Medidata acquired Mytrus, Incorporated, an eClinical technology company specializing in patient-centered electronic informed consent (eConsent). Medidata will integrate Enroll™ into the Medidata Clinical Cloud® as part of its ongoing commitment to modernize clinical trials for patients, sites and sponsors. The clinical research and bio banking industries are rapidly adopting eConsent as a preferred alternative to paper. The addition of Enroll to Medidata’s industry-leading cloud platform provides direct access to the patient and represents a catalyst for increased adoption of the Company’s growing mobile health portfolio by enabling Medidata to comprehensively address conversion to this new technology.
  Medidata’s unique technology collaboration with TESARO, Inc. was recognized as the 2017 “Clinical Partnership of the Year” at the second annual Clinical and Research Excellence (CARE) Awards. TESARO worked with Medidata to provide feedback on new features to Medidata Balance®, a powerful randomization and trial supply management (RTSM) tool that is an integral part of the Medidata Clinical Cloud®. The newest functionality enables users to pool clinical supply inventory across multiple trials at the same research site—decreasing costs, shortening timelines and leading to better treatments for patients sooner.
  Medidata’s revenue retention rate was nearly 100%.

“First quarter performance was strong, highlighted by 22% total revenue growth, over $22 million of operating cash flow, 200 bps of EBITDAO margin expansion, and 32% billings growth,” said Rouven Bergmann, Medidata’s chief financial officer. “As evident in our financial results, customers are adopting our platform at an accelerated rate to transform clinical development with data analytics as the new catalyst driving buying decisions.”

Financial Outlook

For the full-year 2017, the Company’s guidance provided on February 9, 2017 remains unchanged:

  Total revenue between $538 and $562 million, representing up to 21% year-over-year growth at constant currency.
  Professional services revenues of approximately $75 million.
  GAAP operating income between $61 and $69 million. Non-GAAP operating income, which excludes the impact of depreciation, amortization of intangible assets, and stock-based compensation expense, between $131 and $139 million.
  GAAP net income between $31 and $36 million. Adjusted non-GAAP net income, which excludes the impact of stock-based compensation, non-cash interest expense associated with convertible senior notes, and amortization, tax-effected at a 40% rate, between $69 and $74 million.
  While changes in the stock price could change the fully diluted share count, the Company is assuming 58.2 million fully diluted shares.

The operating and net income measures above reflect the Company’s non-GAAP financial guidance and the corresponding GAAP equivalents to its guidance.

Conference Call

The Company plans to host its investor conference call today at 8:00 a.m. Eastern time. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s website at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s website at http://investor.mdsol.com. A replay of the conference call can be accessed until Wednesday, May 10, 2017 by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 1623403. An archive of the call will also be hosted on the “Investor” section of Medidata’s website, http://investor.mdsol.com, for a limited period of time.

About Medidata

Medidata is reinventing global drug and medical device development by creating the industry's leading cloud-based solutions for clinical research. Through our advanced applications and intelligent data analytics, Medidata helps advance the scientific goals of life sciences customers worldwide, including over 850 global pharmaceutical companies, biotech, diagnostic and device firms, leading academic medical centers, and contract research organizations.

The Medidata Clinical Cloud® brings a new level of quality and efficiency to clinical trials that empower our customers to make more informed decisions earlier and faster. Our unparalleled clinical trial data assets provide deep insights that pave the way for future growth. The Medidata Clinical Cloud is the primary technology solution powering clinical trials for 17 of the world's top 25 global pharmaceutical companies and is used by 16 of the top 20 medical device developers—from study design and planning through execution, management and reporting.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our web hosting; integration activities, performance and financial impact of acquired companies; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in Medidata’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2016. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

(1) Non-GAAP Financial Information
Medidata provides non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the tax-effected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes. Management uses these non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation, amortization and other non-cash charges, such as share-based compensation, and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Medidata’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. One limitation of non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

(2) Adjusted subscription backlog equals subscription backlog plus outstanding intra-year renewals valued at an amount equal to the contracts to be renewed.

MEDIDATA SOLUTIONS, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenues
Subscription	$107,070	$89,968
Professional services	19,751	14,270
Total revenues	126,821	104,238
Cost of revenues (1)(2)
Subscription	17,129	14,329
Professional services	13,485	10,339
Total cost of revenues	30,614	24,668
Gross profit	96,207	79,570
Operating costs and expenses
Research and development (1)	29,937	28,228
Sales and marketing (1)(2)	30,109	25,458
General and administrative (1)	23,988	19,246
Total operating costs and expenses	84,034	72,932
Operating income	12,173	6,638
Interest and other income (expense)
Interest expense	(4,327)	(4,127)
Interest income	1,171	872
Other expense, net	—	(4)
Total interest and other expense, net	(3,156)	(3,259)
Income before income taxes	9,017	3,379
Provision for income taxes	(501)	(1,196)	(3)
Net income	$9,518	$4,575	(3)
Earnings per share
Basic	$0.17	$0.08	(3)
Diluted	$0.16	$0.08	(3)
Weighted average common shares outstanding
Basic	56,072	55,119
Diluted	58,083	56,589

(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$1,169	$1,210
Research and development	2,835	2,194
Sales and marketing	1,175	1,877
General and administrative	5,142	4,969
Total stock-based compensation	$10,321	$10,250

(2) Amortization of intangible assets included in costs of revenues and operating costs and expenses is as follows:
Cost of revenues	$454	$79
Sales and marketing	83	24
Total amortization of intangible assets	$537	$103

(3) Figures for the three months ended March 31, 2016 have been recast to reflect our early adoption of Accounting Standards Update (ASU) No. 2016-09, Improvements to Share-Based Payment Accounting, consistent with the quarterly information presented in our Annual Report on Form 10-K for the year ended December 31, 2016.

MEDIDATA SOLUTIONS, INC.
Reconciliation of GAAP Operating Income and GAAP Net Income to

Non-GAAP Operating Income and Adjusted Non-GAAP Net Income (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Operating income:
GAAP operating income	$12,173	$6,638
GAAP operating margins	9.6%	6.4%
Stock-based compensation	10,321	10,250
Depreciation and amortization	4,476	3,217
Non-GAAP operating income	$26,970	$20,105
Non-GAAP operating margins	21.3%	19.3%
Net income:
GAAP net income	$9,518	$4,575	(3)
Stock-based compensation	10,321	10,250
Amortization	537	103
Non-cash interest expense on convertible senior notes (1)	3,598	3,408
Tax impact on add-back items (2)	(5,782)	(5,504)
Adjusted non-GAAP net income	$18,192	$12,832	(3)
GAAP basic earnings per share	$0.17	$0.08	(3)
GAAP diluted earnings per share	$0.16	$0.08	(3)
Adjusted Non-GAAP basic earnings per share	$0.32	$0.23	(3)
Adjusted Non-GAAP diluted earnings per share	$0.31	$0.23	(3)

(1) Amount represents non-cash interest expense, including amortization of debt discount and issuance costs, on our 1.00% convertible senior notes issued during the third quarter of 2013. We exclude this incremental non-cash interest expense for purposes of calculating adjusted non-GAAP net income. We believe that excluding these expenses from our non-GAAP measures is useful to investors because such incremental non-cash interest expense does not generate a cash outflow for the Company and the debt issuance costs do not represent a cash outflow for the Company except in the period the notes were issued; therefore both are not indicative of our continuing operations.

(2) Tax impact calculated using a 40% tax rate.

(3) Figures for the three months ended March 31, 2016 have been recast to reflect our early adoption of ASU No. 2016-09, Improvements to Share-Based Payment Accounting, consistent with the quarterly information presented in our Annual Report on Form 10-K for the year ended December 31, 2016.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income, and net income per share applicable to common stockholders for the three months ended March 31, 2017 and 2016. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, and stock-based compensation expense. Adjusted non-GAAP net income excludes the tax-affected impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and non-cash interest expense on convertible senior notes.

MEDIDATA SOLUTIONS, INC. CONSOLIDATED BALANCE SHEETS (Unaudited) (Amounts in thousands, except per share data)
	March 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$90,422	$93,519
Marketable securities	274,602	281,285
Accounts receivable, net of allowance for doubtful accounts of $1,650 and $1,041, respectively	102,491	115,216
Prepaid commission expense	2,550	1,842
Prepaid expenses and other current assets	24,472	20,382
Deferred income taxes	—	6,536
Total current assets	494,537	518,780
Restricted cash	5,511	5,760
Furniture, fixtures and equipment, net	63,284	58,461
Marketable securities, long-term	148,359	140,418
Goodwill	39,075	30,780
Intangible assets, net	13,036	5,090
Deferred income taxes, long-term	43,276	40,415
Other assets	20,350	18,181
Total assets	$827,428	$817,885
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,699	$6,202
Accrued payroll and other compensation	16,034	29,260
Accrued expenses and other	23,829	20,958
Deferred revenue	80,122	75,911
Total current liabilities	126,684	132,331
Noncurrent liabilities:
1.00% convertible senior notes, net	266,999	263,401
Deferred revenue, less current portion	1,607	1,703
Deferred tax liabilities	124	322
Other long-term liabilities	20,642	18,138
Total noncurrent liabilities	289,372	283,564
Total liabilities	416,056	415,895
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding	—	—
Common stock, par value $0.01 per share; 200,000 shares authorized; 62,246 and 61,393 shares issued; 58,254 and 57,733 shares outstanding, respectively	622	614
Additional paid-in capital	431,479	418,497
Treasury stock, 3,992 and 3,660 shares, respectively	(127,822)	(114,204)
Accumulated other comprehensive loss	(4,784)	(5,276)
Retained earnings	111,877	102,359
Total stockholders' equity	411,372	401,990
Total liabilities and stockholders' equity	$827,428	$817,885

MEDIDATA SOLUTIONS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Amounts in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net income	$9,518	$4,575	(1)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,476	3,217
Stock-based compensation	10,321	10,250
Amortization of discounts or premiums on marketable securities	413	983
Deferred income taxes	1,355	1,187	(1)
Amortization of debt issuance costs	319	319
Amortization of debt discount	3,279	3,089
Provision for doubtful accounts	680	371
(Gain) loss on fixed asset disposal	(2)	4
Changes in operating assets and liabilities:
Accounts receivable	12,045	4,635
Prepaid commission expense	(1,843)	(2,738)
Prepaid expenses and other current assets	(6,791)	1,199
Other assets	1,712	(2,590)
Accounts payable	130	(1,297)
Accrued payroll and other compensation	(15,557)	(10,052)
Accrued expenses and other	(2,397)	238
Deferred revenue	4,090	3,134
Other long-term liabilities	737	(2,720)
Net cash provided by operating activities	22,485	13,804	(1)
Cash flows from investing activities
Purchase of furniture, fixtures and equipment	(6,790)	(7,589)
Purchase of available-for-sale securities	(81,985)	(28,815)
Proceeds from sale of available-for-sale securities	80,426	69,352
Acquisition of business, net of cash acquired	(8,702)	—
Net cash (used in) provided by investing activities	(17,051)	32,948
Cash flows from financing activities
Proceeds from exercise of stock options	2,597	194
Proceeds from employee stock purchase plan	2,090	1,819
Acquisition of treasury stock	(13,617)	(10,831)
Net cash used in financing activities	(8,930)	(8,818)	(1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	150	173
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,346)	38,107
Cash, cash equivalents and restricted cash – Beginning of period	99,279	55,472
Cash, cash equivalents and restricted cash – End of period	$95,933	$93,579

(1) The consolidated statement of cash flows for the three months ended March 31, 2016 has been adjusted to reflect the Company's early adoption of ASU No. 2016-09 during the third quarter of 2016, resulting in an offsetting increase of $1,341 thousand to net cash provided by operating activities and net cash used in financing activities.

CONTACT:
Investors:
Medidata Solutions
Anthony D’Amico, 732-767-4331
adamico@mdsol.com
or
Media:
Medidata Solutions
Dick Wolfe, 646-483-2988
dwolfe@mdsol.com